Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan, of our report dated January 26, 2004 with respect to the consolidated financial statements of McDonald’s Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Chicago, Illinois

May 20, 2004